Exhibit 1.1

AMERICAN HOMES 4 RENT

Class A Common Shares of Beneficial Interest

(par value $0.01 per share)

AT-THE-MARKET ISSUANCE SALES AGREEMENT

August 10, 2017

The several Agents listed

in Schedule 1 hereto

Ladies and Gentlemen:

American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), confirms its agreement (this “Agreement”) with FBR Capital Markets & Co., Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the “Agents,” individually, each an “Agent”) as follows:

1.        Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, shares of the Company’s Class A Common Shares of Beneficial Interest (the “Class A Shares”), par value $0.01 per share, up to an aggregate amount of $500,000,000 (the “Placement Shares”); provided, however, that in no event shall the Company issue or sell through the Agents such number of Placement Shares that (i) exceeds the number of Class A Shares included in the Prospectus (as defined below) pursuant to which the offerings contemplated hereunder are being made, or (ii) exceeds the number of authorized but unissued Class A Shares (the lesser of (i) and (ii), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agents will be effected pursuant to the Registration Statement filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission an “automatic shelf registration statement” as defined under Rule 405 on Form S-3 (File No. 333-219720), which includes a base prospectus (the “Base Prospectus”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement to the Base Prospectus specifically relating to the Placement Shares (the “Prospectus Supplement”). Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which the Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, is herein called the “Prospectus.” The Company will furnish to the Agents, for use by the Agents, copies of the Prospectus. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”). Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus; any reference to any amendment or supplement to the Base Prospectus, or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Placement Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Base Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Placement Shares is hereinafter called an “Issuer Free Writing Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.        Placements.

(a)        Each time the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the designated Agent by email notice (or other method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 2. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Agent set forth on Schedule 3, as such Schedule 3 may be updated from time to time with respect to the individuals of each party, by such party providing written notice to the other party of the addition or deletion of individuals of such party. Provided that the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective unless and until (i) such Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to such Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 4. It is expressly acknowledged and agreed that neither the Company nor the Agents will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to an Agent and such Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Section 2 or Section 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b)        The Company agrees that an offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares shall only be effected by or through any one Agent on any single given day, and the Company shall in no event request that any other Agent sell the Placement Shares on the same day.

3.        Sale of Placement Shares by the Agents. Subject to the terms and conditions of this Agreement, each Agent, for the period specified in a Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices, to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. Such Agent will provide written confirmation, including by email or fax transmission, to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth (i) the number of Placement Shares sold on such day, (ii) the volume weighted average price at which such Placement Shares were sold, (iii) the Gross Proceeds (as defined below) from such sales, (iv) the compensation payable by the Company to such Agent pursuant to Section 2 with respect to such sales, and (v) the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by such Agent (as set forth in Section 5(b)) from the Gross Proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Agents may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act Regulations, including, without limitation, sales made directly on the New York Stock Exchange (the “Exchange”), which the Class A Shares are listed on, on any other existing trading market for the Class A Shares, or to or through a market maker. Subject to the terms of a Placement Notice, the Agents may also sell Placement Shares by any other method permitted by law and the rules and regulations of the Exchange, including, but not limited to, negotiated transactions. “Trading Day” means any day on which Class A Shares are purchased and sold on the Exchange.

4.        Suspension of Sales. The Company or such Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any offering of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Such period during which the Company has suspended the offering of Placement Shares pursuant to this Section 4 is referred to as a “Suspension Period.” Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule 3 may be amended from time to time.

5.        Sale and Delivery to Agents; Settlement.

(a)        Sale of Placement Shares. The Company acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Shares, (ii) the Agents will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Agreement, and (iii) the Agents shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by an Agent and the Company. The Company agrees that whenever it determines to sell Placement Shares directly to an Agent as principal, the Company will enter into a separate agreement in form and substance satisfactory to such Agent relating to such sale.

(b)        Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is (i) required by applicable law or rules and regulations or (ii) as is industry practice for regular-way trading and mutually agreed upon by the Agents and the Company) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold will be equal to (i) the aggregate sales price received by such Agent for the Placement Shares (the “Gross Proceeds”), after deduction for (A) such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (B) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) upon the consent of such Agent, the Gross Proceeds. In the event that the Agent delivers the Gross Proceeds to the Company on a Settlement Date, the amounts set forth in clauses (i)(A) and (B) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.

(c)        Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting such Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee within a reasonable period of time prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, such Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, the Company will (i) hold such Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay the Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(d)        Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or aggregate Gross Proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement, and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of trustees, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing.

(e)        Black-out Limitations.

(i)        Notwithstanding any other provision of this Agreement, the Company and the Agents agree that no sales of Placement Shares shall take place, and the Company shall not request the sale of any Placement Shares that would be sold, and the Agents shall not be obligated to sell, (A) during any period in which the Company is, or would reasonably be deemed to be, in possession of material non-public information, or (B) except as provided in Section 5(e)(ii) hereof, at any time during the period commencing on the tenth (10th) Business Day (as defined below) prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is twenty-four (24) hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(ii)        If the Company wishes to offer or sell Placement Shares to the Agents at any time during the period from and including an Earnings Announcement through and including the time that is twenty-four (24) hours after the corresponding Filing Time, the Company shall first (A) prepare and deliver to the Agents (with a copy to counsel to the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and, prior to its filing, obtain written consent of the Agents to such filing (which consent shall not be unreasonably withheld), (B) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(l), Section 7(m) and Section 7(n), respectively, hereof, (C) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 7(j) hereof prior to filing such Earnings 8-K and (D) file such Earnings 8-K with the Commission, then the provisions of Section 5(e)(i)(B) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is twenty-four (24) hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is twenty-four (24) hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.

For purposes of clarity, the parties hereto agree that (y) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 5(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(l), Section 7(m) and Section 7(n), respectively, hereof, and (z) this Section 5(e)(ii) shall in no way affect or limit the operation of Section 5(e)(i)(A) hereof, which shall have independent application.

6.        Representations and Warranties of the Company and the Operating Partnership. The Company and American Homes 4 Rent L.P., a Delaware limited partnership (the “Operating Partnership”), jointly and severally represent and warrant to the Agents, as of the date hereof and as of each Applicable Time (as defined below), and agree with the Agents, that:

(a)        The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; such Registration Statement, and any post-effective amendment thereto, shall have become effective under the Securities Act prior to the issuance of any Placement Notice by the Company; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Placement Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each Applicable Time, as the case may be, the Prospectus, as then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b)        The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein.

(c)        The Company is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite real estate investment trust power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Placement Shares); each direct or indirect subsidiary of the Company listed on Schedule 5 hereto (each a “Company Subsidiary”) is duly organized and validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the state of its incorporation or organization, as applicable, with requisite corporate, limited liability company or limited partnership power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Operating Partnership has full limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the Company Subsidiaries are the only subsidiaries, direct or indirect, of the Company; no Company Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Company Subsidiary from the Company or from transferring any of such Company Subsidiary’s property or assets to the Company or any other Company Subsidiary; all of the outstanding limited liability company or partnership interests, as the case may be, of each of the Company Subsidiaries are, except as described in the Registration Statement and Prospectus, owned by the Company or another Company Subsidiary free and clear of all liens, encumbrances and equities and claims.

The Company had, as of the date indicated in the Registration Statement and the Prospectus, and will have at each Applicable Time, the duly authorized capitalization set forth in both the Registration Statement and the Prospectus under the caption “Capitalization” after giving effect to the adjustments set forth thereunder; all of the issued and outstanding Class A Shares, Class B common shares of beneficial interest of the Company, par value $0.01 per share, Series A participating preferred shares of beneficial interest of the Company, par value $0.01 per share, Series B participating preferred shares of beneficial interest of the Company, par value $0.01 per share, Series C participating preferred shares of beneficial interest of the Company, par value $0.01 per share, Series D cumulative redeemable perpetual preferred shares, par value $0.01 per share, Series E cumulative redeemable perpetual preferred shares, par value $0.01 per share, Series F cumulative redeemable perpetual preferred shares, par value $0.01 per share, and Series G cumulative redeemable perpetual preferred shares, par value $0.01 per share, have been duly and validly authorized and issued and are fully paid and non-assessable and have not been issued in violation of or subject to any preemptive right or other similar right of shareholders arising by operation of law, under the charter or bylaws, each as amended, of the Company, under any agreement to which the Company is a party or otherwise; all of the ownership interests of each Company Subsidiary, including the outstanding Class A common units of limited partnership interest of the Operating Partnership, the Class B common units of limited partnership interest of the Operating Partnership, the Series C convertible units of limited partnership interest of the Operating Partnership, the Series D convertible units of limited partnership interest of the Operating Partnership, the Series E convertible units of limited partnership interest of the Operating Partnership, the Series F convertible units of limited partnership interest of the Operating Partnership and the Series G convertible units of limited partnership interest of the Operating Partnership have been duly and validly authorized and issued and unitholders have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units and have not been issued in violation of or subject to any preemptive right or other similar right of unitholders arising by operation of law, under the Agreement of Limited Partnership, dated as of November 21, 2012, as amended, by and among the Company, as the general partner of the Operating Partnership, and the limited partners listed therein, or under any agreement to which the Operating Partnership is a party or otherwise; except as disclosed in or contemplated by the Registration Statement and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any Company Subsidiary convertible into or exchangeable for any shares of beneficial interest (or limited liability company or partnership interests, as applicable) of the Company or any such Company Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Company Subsidiary any such shares of beneficial interest (or limited liability company or partnership interests, as applicable) or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Company Subsidiary to issue or sell any shares of beneficial interest (or limited liability company or partnership interests, as applicable), any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(d)        The Placement Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance, sale and delivery of the Placement Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the charter or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; and the form of certificates, if any, for the Placement Shares, conforms to the law of the jurisdiction of the Company’s formation and to any requirements of the Company’s charter, as amended.

(e)        The Company and each Company Subsidiary is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole (a “Material Adverse Effect”); the Company and each Company Subsidiary has legal, valid and defensible title to all assets and properties reflected as owned by it in the Registration Statement and the Prospectus (whether through fee ownership or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Registration Statement and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company or any Company Subsidiary is held under a lease that is valid, existing and enforceable by the Company or the Company Subsidiaries, as applicable, with such exceptions as are disclosed in the Registration Statement and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Company Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Company Subsidiary under any such lease, with such exceptions as are disclosed in the Registration Statement and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; no tenant under any lease to which the Company or any Company Subsidiary leases any portion of its property is in default under such lease, except as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Company Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company or any Company Subsidiary except as disclosed in both the Registration Statement and the Prospectus or as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; title insurance in favor of the Company or the applicable Company Subsidiary has been obtained with respect to each property owned by any such entity in an amount that is customary for companies engaged in the same or similar businesses, except where the failure to maintain such title insurance could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any Company Subsidiary has sold or contracted to sell any real property except as disclosed in both the Registration Statement and the Prospectus or as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(f)        The Company and each Company Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Company Subsidiary to conduct their respective businesses described in the Registration Statement and the Prospectus, and none of the Company or any Company Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, none of the Company or any Company Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g)        The Company and the Company Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Company Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Company Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(h)        None of the Company nor any Company Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i)        None of the Company, any Company Subsidiary, nor any of their respective officers, trustees, directors, agents, employees or affiliates purporting to act on behalf of the Company or any Company Subsidiary, has within the past five years, directly or indirectly, (i) used corporate funds to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any unlawful payment or benefit to any domestic or foreign governmental official or employee, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law, or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Company Subsidiaries have instituted, maintain and enforce, and reasonably expect to continue to maintain and enforce, policies and procedures designed to ensure compliance with applicable anti-bribery and anti-corruption laws.

(j)        The Company has made an election to be taxed as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the provisions of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), commencing with its initial taxable year ending December 31, 2012; as of each Applicable Time, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT; the proposed method of operation of the Company as described in the Registration Statement and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code and no actions have been taken (or not taken which are required to be taken) by the Company that could cause the Company to fail to qualify as a REIT; the Company has no intention of changing its operations or engaging in activities that could cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(k)        Except as described in the Prospectus, including in the Incorporated Documents, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Company Subsidiary to or for the benefit of any of the officers, trustees, directors, affiliates or representatives of the Company or any Company Subsidiary or any of the members of the families of any of them.

(l)        Except as disclosed in the Registration Statement and the Prospectus and except with respect to the Agents, none of the Company nor any Company Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby.

(m)      None of the Company nor any Company Subsidiary is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) (i) its respective charter, bylaws, limited liability company agreement, partnership agreement or other organizational documents, in each case as amended as of the date hereof (collectively, the “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or such Company Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Company Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(n)        The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and the issuance, sale and delivery of the Placement Shares by the Company, the use of the proceeds from the sale of the Placement Shares as described in the Registration Statement and Prospectus and the consummation by the Company and the Company Subsidiaries of the transactions contemplated hereby and thereby, as applicable, and the compliance by the Company and the Company Subsidiaries with the terms and provisions hereunder and thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Company Subsidiaries, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Company Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Company Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Company Subsidiary.

(o)        This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership, enforceable in accordance with its terms.

(p)        The Placement Shares conform in all material respects to the descriptions thereof contained in both the Registration Statement and the Prospectus.

(q)        No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, or the issuance, sale and delivery of the Placement Shares as contemplated hereby, other than (i) the registration under the Securities Act of the Placement Shares, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, if required, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Placement Shares are being offered by the Agents.

(r)        The Company and each Company Subsidiary have all necessary licenses, permits, certificates, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in both the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company nor any Company Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Company Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect.

(s)        The copies of all contracts, agreements, instruments, rent rolls and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously requested by and furnished to the Agents or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto.

(t)        Other than as set forth in both the Registration Statement and the Prospectus and other than those that would not, individually or in the aggregate, have a Material Adverse Effect, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary or any of their respective properties, trustees, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; other than the Agents, none of the

Company nor any Company Subsidiary has authorized anyone other than the Company’s trustees and officers to make any representations regarding the offer and sale of the Placement Shares, or regarding the Company or such Company Subsidiary in connection therewith; and none of the Company nor any Company Subsidiary has received notice of any order or decree preventing the use of the Registration Statement or the Prospectus or any amendment or supplement thereto.

(u)        Subsequent to the date of the Prospectus, and except as may be otherwise stated in both the Registration Statement and the Prospectus, there has not been (i) any event, circumstance or change that has, or could reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any Company Subsidiary, contemplated or entered into by the Company or any Company Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which is material to the Company or any Company Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Company Subsidiary on any class of its equity shares (or limited liability company or partnership interests, as applicable) or any purchase by the Company or any Company Subsidiary of any of its outstanding shares of beneficial interest (or limited liability company or partnership interests, as applicable), or (v) any change of the shares of beneficial interest (or limited liability company or partnership interests, as applicable) or indebtedness of the Company or any Company Subsidiary.

(v)        Neither the Company nor any Company Subsidiary is nor, upon the sale of the Placement Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

(w)        There are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to (i) the Registration Rights Agreement, dated June 10, 2013, between the Company and American Homes 4 Rent, LLC, as amended (the “AH LLC Registration Rights Agreement”), and (ii) the Agreement and Plan of Merger, dated as of July 1, 2014, among the Company, AMH Portfolio One, LLC, Beazer Pre-Owned Rental Homes, Inc. and KKR Fund Holdings, L.P. (the “Beazer Registration Rights Agreement,” and, together with the AH LLC Registration Rights Agreement, the “Registration Rights Agreements”)

(x)        None of the independent trustees named in the Registration Statement and the Prospectus has, within the last five years, been employed by or affiliated, directly or indirectly, with the Company or any Company Subsidiary, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer, trustee or director of the Company or any Company Subsidiary or any of their respective affiliates other than as disclosed in the Prospectus.

(y)        None of the Company, any Company Subsidiary nor any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA.

(z)        None of the Company, any Company Subsidiary nor any of their respective directors, trustees, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(aa)      The Company and each Company Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Registration Statement and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company and the Company Subsidiaries, all of which insurance is in full force and effect.

(bb)        The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in both the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company as of the respective dates thereof, and the results of its operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis. All disclosures contained in the Registration Statement, the Base Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The pro forma financial information, including the notes thereto, included or incorporated by reference in both the Registration Statement and the Prospectus fairly present in all material respects the information shown therein, have been prepared in all material respects in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The financial statements required by Rule 3-05 of Regulation S-X and related notes relating to American Residential Properties, Inc. (“ARPI”) incorporated by reference in both the Registration Statement and the Prospectus were prepared by ARPI and the Company and were reviewed or audited, as described therein, by Ernst & Young LLP and comply, in all material respects, with the applicable requirements of Regulation S-X, and, to the Company’s knowledge after due inquiry, present fairly, in all material respects, the information set forth therein; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby.

(cc)        BDO USA, LLP, who has certified certain financial statements included or incorporated by reference in the Registration Statement and the Prospectus, whose reports with respect to such financial statements included or incorporated by reference in the Registration Statement and the Prospectus are included or incorporated by reference in the Registration Statement and the Prospectus and who has delivered the applicable comfort letters referred to in Section 7(n) hereof, was formerly an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder. Ernst & Young LLP, who has certified certain financial statements included or incorporated by reference in the Registration Statement and the Prospectus, whose reports with respect to such financial statements included or incorporated by reference in the Registration Statement and the Prospectus are included or incorporated by reference in the Registration Statement and the Prospectus and who has delivered the applicable comfort letters referred to in Section 7(n) hereof, is currently an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder.

(dd)        The Company maintains systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls; since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Company Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects.

(ff)        None of the Company, any Company Subsidiary, nor, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, employee, agent or affiliate of the Company or any Company Subsidiary, has made any payment of funds of the Company or any Company Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, employee, agent or affiliate of the Company or any Company Subsidiary, with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Company Subsidiary, threatened; the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

None of the Company, any Company Subsidiary, nor, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, agent, employee or affiliate of the Company or any Company Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, nor is the Company or any Company Subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or any activities in any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and each Company Subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg)        Any certificate signed by any officer of the Company or any Company Subsidiary delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or such Company Subsidiary to the Agents as to the matters covered thereby.

(hh)        (i) The Company and the Company Subsidiaries have accurately prepared and timely filed any and all material federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including without limitation, all material sales and use taxes and all material taxes which the Company and the Company Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions; (ii) no deficiency assessment with respect to a proposed material adjustment of the federal, state, local or foreign taxes of the Company or any Company Subsidiary is pending or, to the best of the knowledge of the Company or any Company Subsidiary, threatened; and (iii) there is no material tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Company Subsidiary.

(ii)        Except as described in both the Registration Statement and the Prospectus or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Company Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Company Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Company Subsidiary, and (iv) to the knowledge of the Company or any Company Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Company Subsidiary relating to Hazardous Materials or any Environmental Laws.

(jj)        Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company, any Company Subsidiary or any of their affiliates for employees or former employees of the Company, any Company Subsidiary or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(kk)      No labor disturbance by or dispute with employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company or any Company Subsidiary, is contemplated or threatened, and none of the Company nor any Company Subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Company Subsidiary’s principal suppliers, contractors or customers (including, without limitation, Malibu Management, Inc.), except as would not have a Material Adverse Effect.

(ll)        Nothing has come to the attention of the Company or any Company Subsidiary that has caused the Company or any Company Subsidiary to believe that the statistical and market-related data included in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)      Neither the Company nor any of the Company Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the equity shares (or limited liability company or partnership interests, as applicable) or long-term debt of the Company or any of the Company Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Company Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

(oo)        The statements set forth in the Registration Statement and the Prospectus under the captions “Description of Equity Shares” and “Description of Common Shares,” insofar as they summarize the terms of the Class A Shares, and under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they summarize certain provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the matters referred to therein.

(pp)        (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Placement Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(qq)        The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr)         The Class A Shares is an “actively-traded” security excepted from the requirements of Rule 101(c)(1) of Regulation M under the Exchange Act.

7.         Covenants of the Company. The Company covenants and agrees with the Agents that:

(a)         Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon an Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect each Agent’s right to rely on the representations and warranties made by the Company in this Agreement); and (iii) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company). Notwithstanding the foregoing, the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement

Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect each Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents with any advance copy of such filing or to provide the Agents with the opportunity to object to such filing if such filing does not name the Agent or does not relate to the transactions contemplated by this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR.

(b)        Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendments or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

(c)        Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)        Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)        Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein), Issuer Free Writing Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at each Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus or any Issuer Free Writing Prospectus) to the Agents to the extent such document is available on EDGAR.

(f)        Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 45 days after the end of the Company’s interim fiscal quarter, and not later than 90 days after the end of the Company’s fiscal year, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g)        Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus under the section entitled “Use of Proceeds.”

(h)        Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Class A Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Class A Shares, warrants or any rights to purchase or acquire, Class A Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to an Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Class A Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Class A Shares, warrants or any rights to purchase or acquire, Class A Shares prior to the termination of this Agreement; provided, however, that such restrictions will not apply to the Company’s issuance or sale of (i) Class A Shares, options to purchase Class A Shares or Class A Shares issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Class A Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company, as such plans are disclosed in filings by the Company available on EDGAR; (ii) Class A Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents; and (iii) Class A Shares, or securities convertible into or exercisable for Class A Shares, offered and sold in a privately negotiated transaction to vendors, customers, consultants, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of the Placement Shares hereby.

(i)        Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(j)        Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location as may be mutually agreed upon by the parties, as the Agents may reasonably request. The obligation of the Company under this Section 7(j) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period; provided, however, that the obligation of the Company under this Section 7(j) shall not be deferred during any such Suspension Period during which the Company files a new automatic shelf registration statement relating to the Placement Shares pursuant to Section 7(s).

(k)        Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(k)(i) by effecting a filing in accordance with the Exchange Act with respect to such information), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l)        Representation Dates; Certificate. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following the termination of a Suspension Period) and on each Representation Date, and each time during the term of this Agreement that the Company (each date of filing of one or more of the documents referred to in clauses (i) through (iv) below shall be a “Representation Date”):

(i)         amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)        files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii)       files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)       files a current report on Form 8-K containing amended financial information, capsule financial information, financial statements, supporting schedules or other financial data (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit A. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or the Agents sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice. The obligation of the Company under this Section 7(l) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(m)        Legal Opinion. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following the termination of a Suspension Period), the Company shall cause to be furnished to the Agents (i) a written opinion of Hogan Lovells US LLP or other counsel selected by Company and reasonably acceptable to Agents (“Company Counsel”) as to corporate and securities matters substantially in the form attached as Exhibit B-1 hereto, dated as of the date of such commencement or recommencement, as applicable, (ii) a negative assurance letter substantially in the form attached as Exhibit B-2 hereto, dated as of the date of such commencement or recommencement, as applicable, and (iii) a written opinion of Company Counsel as to tax matters substantially in the form attached as Exhibit B-3 hereto, dated as of the date of such commencement or recommencement, as applicable. On each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company shall cause to be furnished to the Agents the written opinions of Company Counsel in substantially the foregoing forms, dated as of the date of such Representation Date, as applicable; provided, however, that in lieu of such opinions, Company Counsel may furnish to the Agents letters (“Reliance Letters”) substantially to the effect that the Agents may rely on such prior opinions delivered under this Section 7(m) to the same extent as if they were dated the date of such Reliance Letters (except that statements in such prior opinions shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented). The obligation of the Company under this Section 7(m) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(n)        Comfort Letters. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following the termination of a Suspension Period) and on each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company shall cause each of (i) BDO USA LLP to furnish the Agents letters with respect to certain financial information of the Company (the “BDO Company Comfort Letter”) (for so long as such information audited by such firm is included or incorporated by reference in the Registration Statement or the Prospectus), each dated as of the date of such commencement or recommencement or such Representation Date, as applicable, (ii) Ernst & Young LLP to furnish the Agents letters with respect to certain financial information of the Company (the “EY Company Comfort Letter”), each dated as of the date of such commencement or recommencement or such Representation Date, as applicable, and (iii) Ernst & Young LLP to furnish the Agents letters with respect to certain financial information of ARPI (the “ARPI Comfort Letter” and, collectively with the BDO Company Comfort Letter and the EY Company Comfort Letter, the “Comfort Letters” and individually, each a “Comfort Letter”) (for so long as such information is included or incorporated by reference in the Registration Statement or the Prospectus), each dated as of the date of such commencement or recommencement or such Representation Date, as applicable, which shall meet the requirements set forth in this Section 7(n); provided, that the Agents may reasonably request that the Company cause a Comfort Letter to be furnished to the Agents within ten (10) Trading Days of the date of occurrence of any material transaction or event, including the restatement of the Company’s financial statements. The Comfort Letters from the Company’s or ARPI’s current or former independent accountants, as the case may be, shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”), (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”), and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The obligation of the Company under this Section 7(n) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o)        Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Class A Shares or (ii) sell, bid for, or purchase Class A Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

(p)        Investment Company Act. The Company will conduct its affairs in such a manner so that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(q)        No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agent hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r)        Sarbanes-Oxley Act. The Company and the Company Subsidiaries will use their commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

(s)        Renewal of Registration Statement. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Placement Shares remain unsold by the Agents, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Placement Shares, in a form satisfactory to the Agents. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Placement Shares, in a form satisfactory to the Agents, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Placement Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall refer to such new automatic shelf registration statement or such new shelf registration statement, as the case may be, from the date of effectiveness thereof.

(t)        Filing Fees. The Company shall pay the fees applicable to the Registration Statement in connection with the offering of the Placement Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(u)        Reservation of Class A Shares. The Company shall reserve and keep available sufficient Class A Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Class A Shares, of the maximum aggregate number of Class A Shares authorized for issuance by the Company’s board of trustees pursuant to the terms of this Agreement.

(v)        Issuer Free Writing Prospectus. The Company shall comply with the requirements of Rule 433 applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and recordkeeping.

(w)        Conflict, Statement or Omission. If at any time following the issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company shall give prompt notice thereof to the Agents and, if requested by the Agents, will prepare and furnish without charge to the Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(x)        Qualification as a REIT. The Company shall use commercially reasonable efforts to meet the requirements to continue to qualify as a REIT under the Code, unless the Company’s board of trustees determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify.

(y)        Eligibility. The Company shall cooperate with the Agents and use its commercially reasonable efforts to permit the Placement Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

(z)        Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Class A Shares, it shall promptly notify each Agent and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

8.         Representations and Covenants of the Agents. Each Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agents are exempt from registration or such registration is not otherwise required. Each Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which the Agents are exempt from registration or such registration is not otherwise required, during the term of this Agreement.

9.         Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as the Agents shall reasonably deem necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the fees and expenses of the transfer agent and registrar for the Placement Shares, and (vi) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10.       Conditions to Agents’ Obligations. The obligations of each Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a)        Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)        No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)        No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)        Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.

(e)        Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(l) on every date on which delivery of such certificate is required pursuant to Section 7(l).

(f)        Legal Opinion. The Agents shall have received the opinion of Company Counsel required to be delivered pursuant Section 7(m) on every date on which such delivery of such documents are required pursuant to Section 7(m).

(g)        Comfort Letters. The Agents shall have received the Comfort Letters required to be delivered pursuant to Section 7(n) on every date on which such delivery of such letter is required pursuant to Section 7(n).

(h)        Opinion of Counsel for the Agents. Upon the commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following the termination of a Suspension Period), and on any such date that the Company is obligated to deliver a legal opinion under Section 7(m) hereof, the Agents shall have received the favorable written opinion or opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request.

(i)        Due Diligence. At every date specified in Section 7(l) of this Agreement and on such other dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents, which shall include the participation of representatives of the management of the Company and the independent accountants of the Company.

(j)        No Suspension. Trading in the Class A Shares shall not have been suspended on the Exchange, and the Class A Shares shall not have been delisted from the Exchange.

(k)       Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall reasonably request.

(l)        Securities Act Filings Made. All filings with the Commission required by Rule 424 or Rule 433 under the Securities Act to have been filed within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(m)      Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange, at, or prior to, the issuance of any Placement Notice.

11.      Indemnification and Contribution.

(a)        Company and Operating Partnership Indemnification. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Agent, its affiliates (as such term is defined in Rule 405), directors and officers, agents and employees and each person, if any, who controls, is under common control with or is controlled by, such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        to the extent that any such expense is not paid under clause (i) of this Section 11(a), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 11(a); provided, that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; provided, however, that for the avoidance of doubt, any indemnification provided under this Section 11(a) shall not be duplicative; and

(iii)        to the extent that any such expense is not paid under clause (i) or clause (ii) of this Section 11(a), against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel (in addition to any local counsel)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 11(a); provided, however, that for the avoidance of doubt, any indemnification provided under this Section 11(a) shall not be duplicative;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)        Agent Indemnification. The Agents agree, severally and not jointly, to indemnify and hold harmless the Company and its trustees, the Operating Partnership and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Agents and furnished to the Company and the Operating Partnership in writing by the Agents expressly for use therein.

(c)        Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly as reasonably practicable after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, but the obligation to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11, and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party, and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of legal counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of legal counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under Section 11(c)(1), Section 11(c)(2), Section 11(c)(3) or Section 11(c)(4), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)        Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company and the Operating Partnership, on the one hand, or the Agents, on the other hand, the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Operating Partnership and applied towards such losses, claims, liabilities, expenses and damages from persons other than the Agents, such as persons who control the Company and the Operating Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company and the Operating Partnership, who also may be liable for contribution) to which the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other hand. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agents (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(e) shall be deemed to include, for the purpose of this Section 11(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(e), no Agent shall be required to contribute any amount in excess of the commissions received by such Agent under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(e), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Agents, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof. The Agents’ obligations in this subsection (e) are several in proportion to their respective obligations and are not joint.

(f)        Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 11 shall not affect any agreements among the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, or their respective affiliates with respect to indemnification of each other or contribution between themselves.

12.       Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor, or (iii) any termination of this Agreement.

13.       Termination.

(a)        Each Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development has occurred that is reasonably likely to have a Material Adverse Effect or, in the judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (iii) if trading in the Class A Shares has been suspended or limited by the Commission or the Exchange or NASDAQ, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 13(a), such Agent shall provide the required notice as specified in Section 14 (Notices).

(b)        The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)        Each Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(d)        Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 9, Section 11, Section 12, Section 18 and Section 19 hereof shall remain in full force and effect notwithstanding such termination.

(e)        This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), Section 13(b), Section 13(c), or Section 13(d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9, Section 11, Section 12, Section 18 and Section 19 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to the Agents for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by the Agents under this Agreement.

(f)        Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.     Notices. All notices or other communications required or permitted to be given by any party to any other party, pursuant to the terms of this Agreement, shall be in writing, unless otherwise specified, and if sent to an Agent, shall be delivered to the address for such Agent set forth on Schedule 6, with a copy (which shall constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention: Jonathan Ko

Email: jonathan.ko@skadden.com

Facsimile: (213) 621-5527

and if to the Company, shall be delivered to:

American Homes 4 Rent

30601 Agoura Road, Suite 200

Agoura Hills, California 91031

Attn: Chief Financial Officer

Email: dlaing@ah4r.com

Facsimile No.: 805-456-7859

and:

American Homes 4 Rent

30601 Agoura Road, Suite 200

Agoura Hills, California 91031

Attn: Senior Vice President - Counsel

Email: sheim@ah4r.com

Facsimile No.: 805-456-7859

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

Attn: Michael E. McTiernan

Email: michael.mctiernan@hoganlovells.com

Facsimile No.: (202) 637-5910

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and the Agents and their respective successors and the affiliates, controlling persons, partners, members, officers, directors, employees and agents referred to in Section 11 hereof. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company or the Operating Partnership, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the date of this Agreement. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party. No purchaser of Placement Shares from the Agents shall be deemed to be a successor by reason merely of such purchase.

16.    Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17.    Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18.    GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE OPERATING PARTNERSHIP AND THE AGENTS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.    CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

21.    Effect of Headings. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

22.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents and the Agents represent, warrant and agrees that, unless they obtain the prior consent of the Company they have not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit C hereto are Permitted Free Writing Prospectuses.

23.       Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledge and agree that:

(a)        each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agents have advised or are advising the Company on other matters, and the Agents have no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)        the public offering price of the Placement Shares sold pursuant to this Agreement was not established by the Agents;

(c)        it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)        the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and they have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate;

(e)        it is aware that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Agents have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)        it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Operating Partnership, employees or creditors of the Company or the Operating Partnership, other than in respect of each Agent’s obligations under this Agreement and to keep information provided by the Company and the Operating Partnership to the Agents and counsel for the Agents confidential to the extent not otherwise publicly-available.

24.       Termination of Prior Sales Agreement. The Company and each of the Agents mutually agree to terminate the At-the-Market Issuance Sales Agreement, dated as of November 10, 2016, effective as of the date hereof.

25.       Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date, and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Agents, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership and the Agents.

Very truly yours,

AMERICAN HOMES 4 RENT

By:	/s/ Diana Laing
Name: Diana Laing
Title: Chief Financial Officer

AMERICAN HOMES 4 RENT, L.P.

By:	/s/ Diana Laing
Name: Diana Laing
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

FBR CAPITAL MARKETS & CO.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Senior Managing Director

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name: Jeffrey Lumby
Title: Senior Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam Pozza
Name: Adam Pozza
Title: Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

By:	/s/ Ben Darsney
Name: Ben Darsney
Title: Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Ian Taylor
Name: Ian Taylor
Title: Managing Director

JEFFERIES LLC

By:	/s/ Michael Judlowe
Name: Michael Judlowe
Title: Managing Director - ECM

JMP SECURITIES LLC

By:	/s/ Thomas Kilian
Name: Thomas Kilian
Title: COO, Investment Banking

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director, Investment Banking

MORGAN STANLEY & CO. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jamie Graff
Name: Jamie Graff
Title: Managing Director, Co-Head of Real Estate

RBC CAPITAL MARKETS, LLC

By:	/s/ Donovan Campbell
Name: Donovan Campbell
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Marc C. Ogborn
Name: Marc C. Ogborn
Title: Director

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